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EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Island Pacific, Inc. and subsidiaries on Form S-8 of our report, dated June 11, 2004, appearing in the Annual Report on Form 10-K of Island Pacific, Inc. and subsidiaries for the year ended March 31, 2004.


/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 12, 2004